Tonix Pharmaceuticals Holding Corp, Inc. 8-K

Exhibit 99.01

Tosymra® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories, LLC

Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

With Independent Auditor’s Report Thereon

Table of Contents

Page(s)

Independent Auditors’ Report	3-4

Abbreviated Statements of Assets Acquired as of March 31, 2023 and 2022	5

Abbreviated Statements of Net Product Sales Net of Direct Expenses for the years ended March 31, 2023 and 2022	6

Notes to the Abbreviated Financial Statements	7-16

Independent Auditors’ Report

The Board of Directors

Upsher-Smith Laboratories LLC

Opinion

We have audited the abbreviated financial statements of the Tosymra® and Zembrace® Symtouch® product lines of Upsher-Smith Laboratories LLC (the Product Lines), which comprise the abbreviated statements of assets acquired as of March 31, 2023 and 2022 and the related abbreviated statements of net product sales net of direct expenses for the years then ended, and the related notes (the Abbreviated Financial Statements).

In our opinion, the accompanying Abbreviated Financial Statements present fairly, in all material respects, the assets acquired as of March 31, 2023 and 2022 and the related net product sales net of direct expenses described in Note 2 of the Product Lines for the years then ended, in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Abbreviated Financial Statements section of our report. We are required to be independent of Upsher-Smith Laboratories LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter — Basis of Accounting

We draw attention to Note 2 to the Abbreviated Financial Statements, which describes that the accompanying Abbreviated Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of Tonix Pharmaceuticals Holding Corp.) and are not intended to be a complete presentation of the Product Line’s revenues and expenses. As a result, the Abbreviated Financial Statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of the Abbreviated Financial Statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Abbreviated Financial Statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibilities for the Audit of the Abbreviated Financial Statements

Our objectives are to obtain reasonable assurance about whether the Abbreviated Financial Statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Abbreviated Financial Statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the Abbreviated Financial Statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Abbreviated Financial Statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Abbreviated Financial Statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Minneapolis, Minnesota

July 18, 2023

Abbreviated Statements of Assets Acquired as of March 31, 2023 and 2022

	As of March 31, ($ in Thousands)
	2023	2022

Inventory	$9,472	$7,785
Prepaid assets	$1,183	$2,630
Intangible assets, net	$0	$0
Total Assets Acquired	$10,655	$10,415

The accompanying Notes are integral to the Abbreviated Financial Statements.

Abbreviated Statements of Net Product Sales Net of Direct Expenses for the Years Ended March 31, 2023 and 2022

	For the Twelve Months Ended ($ In Thousands)

	2023	2022
Net product sales	$16,426	$15,607
Cost of product sales	$8,077	$8,153
Selling, general and administrative	$16,754	$20,334
Research and development	$763	$706
Intangible amortization & impairment	$0	$43,877
Total direct expenses	$25,594	$73,070
Net Product Sales Net of Direct Expenses	($9,168)	($57,463)

The accompanying Notes are integral to the Abbreviated Financial Statements.

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

(1)	Background

Upsher-Smith Laboratories, LLC (the “Company” or “USL”) is a limited liability company focused on the development, manufacturing and commercialization of primarily generic pharmaceutical products. The Company offers a diverse array of products that help manage a wide range of conditions, from high blood pressure and high cholesterol, to migraine headaches and seizure disorders.

The Company markets and sells its proprietary products Tosymra® (Sumatriptan Nasal Spray) and Zembrace® Symtouch® (Sumatriptan Injection) (the “Product Lines”) in the United States. Both products are indicated for the acute treatment of migraine in adults.

On June 30, 2023 (the “Closing”), pursuant to an Asset Purchase Agreement entered into on June 23, 2023 with Upsher-Smith Laboratories LLC, (“Seller”), Tonix Pharmaceuticals Holding Corp. and its wholly-owned subsidiary, Tonix Medicines, Inc. (collectively, the “Purchaser”) completed the acquisition of Seller’s assets related to Zembrace® SymTouch® (sumatriptan injection) 3 mg (“Zembrace”) and Tosymra® (sumatriptan nasal spray) 10 mg (“Tosymra”) products (such businesses collectively, the “Business”) and certain inventory related to the Business for an aggregate purchase price of $26.5 million in cash, including certain deferred payments and subject to customary adjustments (such transaction, the “Acquisition”).

(2)	Basis of Presentation

The accompanying abbreviated financial statements (Statements of Assets Acquired and Statements of Net Product Sales Net of Direct Expenses) (“Financial Statements”) for the Product Lines for the years ending March 31, 2023 and March 31, 2022 have been compiled by the Company in accordance with Rule 3-05 of Regulation S-X, Significant Acquisition Carveout, Financial Statement Reporting Requirements, as amended as the acquisition by Tonix meets the criteria established by the Securities and Exchange Commission to provide abbreviated financial statements in lieu of full financial statements of the acquired business. The acquired product lines do not represent a significant portion of USL’s business operations.

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

The statement of assets acquired only presents the assets acquired under the sale. There are no liabilities assumed in accordance with the agreement. The Financial Statements present only those revenues and expenses related to the certain assets to be acquired. The Financial Statements were derived from the historical accounting records of USL and were prepared in accordance with the basis of accounting described in these Notes, which is in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

It is impracticable to prepare complete financial statements related to Tosymra® and Zembrace® Symtouch® as USL never accounted for these Product Lines on a stand-alone basis or as a separate division or subsidiary, nor has the Company maintained distinct and separate books and records necessary to prepare full stand-alone or carve-out financial statements.

The operations of Tosymra® and Zembrace® Symtouch® Product Lines rely, to varying degrees, on USL for procurement, quality assurance, marketing, all sales activities, distribution, and facilities. These expenses have been allocated to the Tosymra® and Zembrace® Symtouch® Product Lines in these Financial Statements. These Financial Statements may not be indicative of the financial condition or results of operations of the Tosymra® and Zembrace® Symtouch® Product Lines on a stand-alone basis due to the reliance on USL.

The statements of net product sales net of direct expenses do not include corporate overhead (“G&A”), such as corporate management and communications, finance, human resources, regulatory, quality assurance, information technology and legal support as the Tosymra® and Zembrace® Symtouch® Product Lines never functioned on a stand-alone basis. Accordingly, no allocation of these support fees has been made to the Tosymra® and Zembrace® Symtouch® Product Lines.

During the twelve months ended March 31, 2023 and 2022 the Tosymra® and Zembrace® Symtouch® Product Lines did not have any stand-alone financing requirements, and any cash generated was collected at the consolidated level by USL. As the Tosymra® and Zembrace® Symtouch® Product Lines have historically been managed as part of the operations of USL and have not operated on a stand-alone basis, it is not practical to prepare historical cash flow information regarding the Tosymra® and Zembrace® Symtouch® Product Lines’ operating, investing and financing cash flows. As such, a statement of cash flows was not prepared.

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

(3)	Certain Expenses and Allocations

Cost of product sales includes all costs incurred to produce Tosymra® and Zembrace® Symtouch® including variances and distribution. Variances represent the amount by which the actual production costs differ from expected cost. It also includes the cost related to obsolete materials.

Research and development costs include annual U.S. Food and Drug Administration’s (“FDA”) Prescription Drug User Fee Act (“PDUFA”) fees for the Tosymra® and Zembrace® Symtouch® Product Lines. PDUFA fees are paid annually and amortized straight-line over the corresponding period.

Selling, General and Administrative expenses include advertising and promotion, samples, copay assistance, patient authorization, along with allocated expenses primarily related to cost of labor and travel and entertainment. Costs associated with sales and marketing are expensed in the period incurred. Certain costs and expenses have been allocated by USL on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method. Management considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if the Tosymra® and Zembrace® Symtouch® Product Lines had been operated on a stand-alone basis for the periods presented.

(4)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of these Abbreviated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported. The estimates and associated assumptions are based on historical experience, judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain. Actual results may or may not differ from these estimates. Also, as discussed in Note 3, these Financial Statements include allocation and estimates that are not necessarily indicative of the amounts that would have resulted if the Tosymra® and Zembrace® Symtouch® Product Lines had operated on a stand-alone basis.

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

(b)	Intangible Assets

Intangible assets represent the right to manufacture and/or offer for sale a product that has been approved by regulatory authorities. The value assigned to intangible assets is amortized using the straight-line method over the useful life of the asset with amortization recorded as a direct expense in the Abbreviated Financial Statement of Net Product Sales Net of Direct Expenses. Amortization periods for the product rights are based on the Company’s assessment of various factors impacting estimated useful lives and cash flows, typically 10 years. Such factors include the product’s position in its life cycle, the existence or absence of like products in the market, various other competitive and regulatory issues, and contractual terms. Significant changes to any of these factors may result in a reduction in the intangible’s useful life and an acceleration of related amortization expense.

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances (“triggering event”) such as asset utilization, legal factors or other matters indicate that the carrying value of those assets may not be recoverable. The impairment testing involves comparing the carrying amount of the asset to the forecasted undiscounted future cash flows. In the event the carrying value of the asset exceeds the undiscounted future cash flows, the carrying value is considered not recoverable and an impairment exists. An impairment loss is measured as the excess of the asset’s carrying value over the fair value, calculated using discounted future cash flows.

(c)	Prepaid Assets

Prepaid assets include the prepaid portion of the FDA PDUFA fees for Tosymra® and Zembrace® Symtouch® that are paid annually and amortized straight-line over the corresponding period. It also includes advance payments related to Zembrace® Symtouch® raw materials and semi-finished goods.

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

The following table provides a breakdown of prepaid assets:

	As of March 31,
	($ in Thousands)
	2023	2022

Zembrace® Symtouch® prepaid inventory	$789	$2,260
Prepaid FDA PDUFA fees	$394	$370
Total Prepaid Assets	$1,183	$2,630

(d)	Revenue Recognition

The Company recognizes revenues in accordance with ASC 606, Revenue from Contracts with Customers. Under ASC 606, the Company recognizes net revenue for product sales when control of the promised goods or services is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. Revenues are recorded net of provisions for variable consideration, including discounts, rebates, governmental rebate programs, price adjustments, returns, chargebacks, promotional programs and other sales allowances. The Company sells Tosymra® and Zembrace® Symtouch® to retail, chain and hospital pharmacies and key physician groups primarily by means of wholesale and drug chain distribution channels.

(i)	Chargebacks

Chargebacks are amounts owed in the future to a wholesaler for the difference between the invoice price charged by the Company to the wholesale customer for a particular product and the negotiated contract price that the wholesaler’s customer pays for that product. Provisions for chargebacks are determined using historical chargeback experience or expected chargeback levels, wholesaler purchases and sales and estimated channel inventory information.

(ii) Rebates

The Company participates in certain government and specific sales rebate programs which provides discounted prescription drugs to qualified recipients.

Managed Care Rebates are processed in the quarter following the quarter in which they are earned. The managed care reporting entity submits utilization data after the end of the quarter and the Company processes the payment in accordance with contract terms. All rebates earned but not paid are estimated by the Company according to historical payments trended for market growth assumptions.

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

And as and for the Twelve Months Ended March 31, 2023 and 2022

Medicaid and State Agency rebates are based upon historical experience of claims submitted by various states. The Company monitors Medicaid legislative changes to determine what impact such legislation may have on the provision for Medicaid rebates. The accrual of State Agency reserves is based on historical payment rates. There is an approximate three-month lag from the time of product sale until the rebate is paid.

Tri-Care represents a regionally managed health care program for active duty and retired members, dependents and survivors of the US military. The Tri-Care program supplements health care resources of the US military with civilian health care professionals for greater access and quality healthcare coverage. Through the Tri-Care program, the Company provides pharmaceuticals on a direct customer basis. Prices of pharmaceuticals sold under the Tri-Care program are pre-negotiated and a reserve amount is established to represent the proportionate rebate amount associated with product sales.

Coverage Gap refers to the Medicare prescription drug program and represents specifically the period between the initial Medicare Part D prescription drug program coverage limit and the catastrophic coverage threshold. Applicable pharmaceutical products sold during this coverage gap timeframe are discounted by the Company. Since the nature of the program is that coverage limits are reset at the beginning of the calendar year; the payments escalate each quarter as the participants reach the coverage limit before reaching the catastrophic coverage threshold. The Company has determined that the cost of this reserve will be viewed as an annual cost. Therefore, the accrual will be incurred evenly during the year with quarterly review of the liability based on payment trends and any revision to the projected annual cost.

(iii) Sales Discounts

Cash discounts related to early payment are treated as a reduction of revenue. The Company records revenue at 100% up front, less an immediate sales allowance against revenue at the time of the sale for the estimated discounts that will be taken by the customer. Consumer discounts represent programs the Company has in place to reduce costs to the patient. This includes copay buy down and eVoucher programs.

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

(iv) Sales Returns and Allowances

The Company maintains a return policy that allows customers to return product for credit. The estimate of the provision for future returns is based upon historical experience and current trends of actual customer returns based on a batch sell by date. Additionally, other factors are considered when estimating the current period return provision, including levels of inventory in the distribution channel, prior lot/batch returns as well as significant market changes which may impact future expected returns. Adjustments are made to the current provision for returns when data suggests product returns may differ from original estimates. The Company recognizes revenue, net of an allowance for estimated returns, at the time of sale.

The following table provides a breakdown of gross to net product sales:

	For the Twelve Months Ended March 31,
	2023	2022
Invoice product sales	$30,441	$32,329
Chargebacks	($390)	($448)
Rebates	($8,399)	($9,287)
Sales discounts	($3,486)	($3,581)
Sales returns and allowances	($1,740)	($3,406)
Total gross-to-net adjustments:	($14,015)	($16,722)
Net Product Sales	$16,426	$15,607

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

(5)	Inventories

Inventories are stated at the lower of cost or net realizable value, with cost determined by the weighted average cost method.  Components of Tosymra® and Zembrace® Symtouch® are provided by a limited number of suppliers and product assembly and warehousing are outsourced to third parties. Disruption of supply from key vendors or third-party suppliers may have a material adverse impact on operations and financial results.

Inventories generally have a limited shelf life and are subject to impairment as they approach their expiration dates. The Company regularly evaluates the carrying value of its inventories and when, in the opinion of management, factors indicate that impairment has occurred, the Company establishes a reserve against the inventories' carrying value. The Company has an established process to reserve materials that the demand forecast indicates will expire prior to selling. Although the Company makes every effort to ensure the accuracy of forecasts of future product demand, any significant unanticipated decreases in demand could have a material impact on the carrying value of inventories and reported operating results.

A reserve is recorded for potentially excess, dated or obsolete inventories based on an analysis of inventory on-hand compared to forecasted future sales, which was $240 thousand and $321 thousand, as of March 31, 2023 and March 31, 2022, respectively.

Inventories consisted of the following:

	As of March 31,
	($ in Thousands)
	2023	2022

Raw materials	$2,490	$1,461
Semi-finished goods	$2,791	$3,929
Finished goods	$3,371	$2,087
Variance Adjustment Reserve	$820	$308
Total Inventory	$9,472	$7,785

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

(6)	Intangible Assets, net

Intangible assets, net consist of the following:

	As of March 31,
	($ in Thousands)
	2023	2022

Manufacturing product rights	$113,682	$113,682
Accumulated amortization	($21,650)	($21,650)
Intangible impairment	($92,032)	($92,032)
Total Intangible Assets, net	$0	$0

Manufacturing Product Rights represent licenses to manufacture and sell Tosymra® and Zembrace® Symtouch®. During the year ended March 31, 2022, the Company identified a triggering event pertaining to the Manufacturing Product Rights intangible assets. An independent valuation firm was engaged to perform a valuation analysis. The findings of the independent valuation firm’s analysis resulted in USL recording impairment expense of $39.4 million related to Tosymra® and Zembrace®. This is reflected as intangible impairment within the Intangible assets, net schedule included above and is in addition to the $52.6 million impairment previously recorded.

TOSYMRA® AND Zembrace® Symtouch®

Product Lines of Upsher-Smith Laboratories LLC.

Notes to Abbreviated Financial Statements

As of and for the Twelve Months Ended March 31, 2023 and 2022

Intangible asset amortization, prior to the impairment charge referred to above, was $4.4 million for the year ended March 31, 2022.

(7) Subsequent Events

USL has evaluated subsequent events through July 18, 2023, the date the Abbreviated Financial Statements were available to be issued, and determined there are no other items to disclose.